EXHIBIT 10.8

Agreement dated on December 15, 2003 for the Sale and Purchase of Shares in Beijing Linkhead Technologies Co., Ltd

                                 AGREEMENT AMONG

(1) PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED AND PACIFICNET INC.
(2) BEIJING LINKHEAD TECHNOLOGIES LIMITED
(3) EWINGS HOLDING GROUP INC. AND
     GREAT MIND CONSULTANTS LIMITED, AND
     BEIJING XIN DA BEI TECHNOLOGIES, LTD
(4)  MR. LIN BIN

                     FOR THE SALE AND PURCHASE OF SHARES IN
                            BEIJING LINKHEAD LIMITED
                  --------------------------------------------


THIS AGREEMENT is made the 15th of December, 2003.

AMONG:

(1)         PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED (CHINESE COMPANY
            NAME), a company existing under the laws of the British Virgin Islands whose principal place of business is at Room 3813, Hong Kong Plaza, 188 Connaught Road West, Hong Kong. (hereafter referred as the "PURCHASER"). The Purchaser is a wholly owned subsidiary of PacificNet Inc. ("PACT"), a company incorporated under the laws of the State of Delaware in the United States of America whose principal office is situate at 860 Blue Gentian Road, Suite 360, Eagan, MN 55121-1575, the United States of America, the shares of which are listed on the NASDAQ stock exchange in the United States of America under the trading symbol of "PACT".

(2) BEIJING LINKHEAD TECHNOLOGIES LTD., CO. (CHINESE COMPANY NAME) a company existing under the laws of the People's Republic of China whose principal place of business is 1601, 26 Building, 3 Block, Anzhenli, Chao Yang District, Beijing 100029 (hereinafter referred to as the "COMPANY");

(3) EWINGS HOLDING GROUP INC., a company existing under the laws of the British Virgin Islands whose principal place of business is Offshore Incorporations Limited, PO Box 3444, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, and
            GREAT MIND CONSULTANTS LIMITED, a company existing under the laws of the British Virgin Islands whose principal place of business is Offshore Incorporations Limited, PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands; and
            BEIJING XIN DA BEI TECHNOLOGIES, LTD, a company existing under the laws of the People's Republic of China whose principal place of business is 4th floor, JingXin Building Annex, 2A Dong San Huan North Rd., Beijing, China, 100027 (hereinafter jointly referred to as the "COMPANY SHAREHOLDER");

(4) MR. LIN BIN whose principal place of business is at 1601, 26 Building, 3 Block, Anzhenli, Chao Yang District, Beijing 100029 (hereinafter referred to as the "WARRANTOR");


WHEREAS:

A. The Company is a private company incorporated under the laws of the People's Republic of China whose principal place of business is 1601, 26 Building, 3 Block, Anzhenli, Chao Yang District, Beijing 100029


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B.          The Company has an authorized share capital of US$1,200,000 divided into 120,000,000 ordinary shares of US$0.01 each, of which 120,000,000 shares representing the entire issued share capital of the Company (the "SHARES") have been issued, and are beneficially owned by the Company Shareholder as set out in Part I of Schedule 1.

C. The Company, directly and through its various contractual arrangements with ShenZhen Linkhead Limited, a People's Republic of China limited liability corporation, is engaged in the business of providing value-added telecom services (VAS), interactive voice response (IVR) system development and integration, voice internet portals, computer telephony integration (CTI), VoIP, internet and mobile application development, telecom customer relationship management (CRM) services for China's telecom operators, telecom related management and consulting services, mobile consumer analytics, mobile data-mining, internet e-commerce and mobile commerce, mobile applications based on WAP, K-Java, BREW, EMS, short messaging services (SMS), multimedia messaging services (MMS), outsourced software development, and other mobile value-added services (VAS) in the PRC, (the "BUSINESS");

D. Company Shareholder wishes to sell to the Purchaser, and the Purchaser wishes to purchase from such Shareholder, 51% of the SHARES owned by such Shareholder (the "Sale Shares"), all upon the terms and subject to the conditions set forth herein; The COMPANY has agreed to sell and the Purchaser has agreed to purchase the SHARES as set out in Part II of Schedule 1 for the consideration and upon the terms and conditions set out in this Agreement.

E. The Purchaser requires the WARRANTOR, who is the ultimate beneficiary owner of Company Shareholder and who have requested the Purchaser to enter into this Agreement, to give such representations, warranties, covenants and undertakings as are set out herein as a condition to the Purchaser's entry into this Agreement.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:


                                1. INTERPRETATION

1.1 The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.2 In this Agreement except where the context otherwise requires the following words and expressions shall have the following meanings:

"BVI"                        The British Virgin Islands;

"COMPLETION"                 completion of the sale and purchase of the Sale
                             Shares in accordance with Clause 5 of this Agreement;

"COMPLETION DATE"            JANUARY 15, 2004, on or before 6 p.m. (or such
                             later date as the parties shall agree in writing);

"CONDITIONS"                 the conditions contained or referred to in
                             Clause 4;

"CONSIDERATION"              the consideration payable for the sale and
                             purchase of the Sale Shares to the COMPANY pursuant to Clause 3 [as adjusted by clause 6];

"HONG KONG"                  Hong Kong Special Administrative Region of the PRC;

HK$                          Hong Kong dollars

"PACT SHARES"                ordinary shares of PACT;

"PRC"                        People's Republic of China;

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"SALE                         SHARES" the 61,200,000 ordinary shares of US$0.01
                              each in the capital of the Company (being
                              FIFTY-ONE PER CENT (51%) of the existing issued and allotted share capital on a fully diluted basis) such shares being beneficially owned by and registered in the name of the Company Shareholder in the proportions inter se set out in Part II of
                              Schedule 1;

 "US$"                        United States dollars;

"UNITED STATES"               United States of America;



1.3 Words and phrases (not otherwise defined in this Agreement) the definitions of which are contained or referred to in the Companies Ordinance (Cap. 32) shall be construed as having the meanings thereby attributed to them.

1.4 References in this Agreement to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively as modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications).

1.5 The headings are for convenience only and shall not affect the construction of this Agreement.

1.6 All representations, undertakings, warranties, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.8 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations and firms and vice versa.

1.9 Reference to clauses, sub-clauses, paragraphs and schedules are (unless the context requires otherwise) to clauses, sub-clauses, paragraphs and schedules of this Agreement.

1.10 The expressions the "Company", the "Company Shareholder" and the Purchaser shall unless the context requires otherwise shall include their successors, personal representatives and permitted assigns.

1.11        The schedules and appendices form part of this Agreement.


                                2. SALE OF SHARES

2.1 Subject to the terms of this Agreement the Company Shareholder shall sell as beneficial owner and the Purchaser (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) shall purchase the SALE SHARES free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to it including all rights to any dividends or other distribution declared paid or made in respect of them after the date of this Agreement.


                                3. CONSIDERATION

3.1 The Consideration for the Sale Shares shall be US$4,972,500, to be settled in accordance with the following provisions :

            a) USD$222,500 payable to the Company in cash or wire transfer within 30 days after the successful Completion as defined in Clause 5 of this Agreement, and ;

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            b) USD$4,750,000 payable in PACT Shares: equivalent to 950,000 PACT shares based on a valuation of $5.00 per PACT share, payable to the Company Shareholder.

3.2 Within 30 days of the signing of this agreement, PURCHASER shall deliver to COMPANY SHAREHOLDER a sum of 350,000 Restricted PACT Shares (the "Deposit Shares"), being a refundable deposit and partial payment of the purchase consideration; in addition, PACT shall deliver to the Escrow Agent (designated by the Purchaser) the sum of 600,000 PACT Shares (the "Escrow Shares"), to be held under the terms of an escrow agreement to be entered into with the Escrow Agent, being the remaining payment of the purchase consideration;

3.4         In the event that :
            (c) the Purchaser fails to receive any required regulatory approvals by the SEC, NASDAQ, or fails to receive the approval of the Shareholders of PACT if required; or
            (d) the conditions set out in Clause 5 shall not have been fulfilled by the Completion Date or such other date as the parties hereto may agree in writing;
            (e) the transaction is not completed for any reason by JANUARY 15, 2004; the Escrow Agreement shall provide that the Deposit Shares shall be returned to the Purchaser within ten (10) days following the date on which the Purchaser rescinds this Agreement.

3.4         ESCROW ARRANGEMENT FOR CONSIDERATION SHARES

            COMPANY SHAREHOLDER hereby agrees and acknowledges that the total Consideration payable by PACT is based on COMPANY SHAREHOLDER's warranty in respect of the Net Income of COMPANY as described in this section. In this regard COMPANY SHAREHOLDER hereby agrees to allow the Purchaser to appoint the Escrow Agent upon the terms of the Escrow Agreement in the agreed terms to hold all the Consideration Shares to be issued in accordance with this Agreement on Completion and COMPANY SHAREHOLDER undertakes with PACT that it shall not either sell, transfer, charge, encumber, grant options over or otherwise dispose of, or of any legal or beneficial interest in any of the Consideration Shares until such part of the Consideration Shares are released to by the Escrow Agent to COMPANY SHAREHOLDER in accordance with the following schedule:

        ----------------------------------------------------- ---------------- ----------------------------------
                                              RELEASE DATE    NUMBER OF              RELEASE CRITERIA BASED ON
                                                              SHARES TO BE           ACCUMULATED NET INCOME
                                                              RELEASED
        ----------------------------------------------------- ---------------- ----------------------------------
        3.4.1. After Q1 of 2004, within 30 days of            150,000          COMPANY has achieved:
        the Auditors certification that the                   restricted       Net Income for the 3 months
        auditor's review relating to COMPANY and its          PACT Shares      ending on March 31 (Q1) of 2004
        business is acceptable and can be                                      of not less than USD$375,000
        consolidated into PACT's audited accounts,
        balance sheet and financial statements, in
        accordance with the US GAAP.
        ----------------------------------------------------- ---------------- ----------------------------------
        3.4.2. After Q2 of 2004, within 30 days of the        150,000          COMPANY has achieved:
        Auditors certification that the auditor's review      restricted       Net Income for the 6 months
        relating to COMPANY and its business is acceptable    PACT Shares      ending on June 30 (Q1+Q2) of
        and can be consolidated into PACT's audited                            2004 of not less than
        accounts, balance sheet and financial statements,                      USD$750,000
        in accordance with the US GAAP.
        ----------------------------------------------------- ---------------- ----------------------------------
        3.4.3. After Q3 of 2004, within 30 days of the        150,000          COMPANY has achieved:
        Auditors certification that the auditor's review      restricted       Net Income for the 9 months
        relating to COMPANY and its business is acceptable    PACT Shares      ending on September 30
        and can be consolidated into PACT's audited                            (Q1+Q2+Q3) of 2004 of not less
        accounts, balance sheet and financial statements,                      than USD$1,125,000
        in accordance with the US GAAP.
        ----------------------------------------------------- ---------------- ----------------------------------
        3.4.4. After Q4 of 2004, within 30 days of the        150,000          COMPANY has achieved:
        Auditors certification that the auditor's review      restricted       Net Income for the 12 months
        relating to COMPANY and its business is acceptable    PACT Shares      ending on December 31
        and can be consolidated into PACT's audited                            (Q1+Q2+Q3+Q4) of 2004 of not
        accounts, balance sheet and financial statements,                      less than USD$1,500,000
        in accordance with the US GAAP.
        ----------------------------------------------------- ---------------- ----------------------------------
        Total Number of PACT Shares to be released from       600,000
        the Escrow                                            restricted
                                                              PACT Shares
        ----------------------------------------------------- ---------------- ----------------------------------

            Purchaser agrees that on the relevant release date (as referred to in the above schedule) COMPANY SHAREHOLDER will collect the relevant portion of the Consideration Shares from the Escrow Agent (if the Release Criteria has been met).


3.5.        NET INCOME WARRANTY BY COMPANY SHAREHOLDER, BONUS SHARES, AND
            PENALTY

3.5.1 COMPANY SHAREHOLDER warrants, represents and undertakes that: (i) the total Net Income of COMPANY for the period from 1st January 2004 to 31st December 2004 ("First Fiscal Year") will not be less than USD$1,500,000. (ii) the total Net Income of COMPANY for the period from 1st January 2005 to 31st December 2005 ("First Fiscal Year") will not be less than USD$2,000,000.


3.6. BONUS SHARES (EARNOUT) FOR ACHIEVING NET INCOME EXCEEDING THE USD$1,500,000 PROFIT GUARANTEE FOR FISCAL YEAR 2004

            Subject to Completion having occurred and the terms of this Agreement, after the Fiscal Year 2004, within 30 days of the Auditors certification that the audited financial statements relating to COMPANY and its business is acceptable and can be consolidated into PACT's audited accounts, balance sheet and financial statements, in accordance with the US GAAP., the Company Shareholder shall be entitled to subscribe for and be issued and allotted the following number of Bonus Shares at par value based on the Net Income of the Company, according to the following formula:
            Number of Bonus Shares to be issued for Fiscal Year 2004 = ( Net Income Amount in USD$ for Fiscal Year 2004 in excess of USD$1,500,000) *51% / ( 30-Day Volume Weighted Average Price of the common stock of PACT )

3.6.1. THE FOLLOWING IS THE DETAILED FORMULA FOR CALCULATING THE NUMBER OF BONUS SHARES TO BE ISSUED:

            Number of Bonus Shares to be issued for Fiscal Year 2004 = ( Actual Audited Net Income Amount in USD$ for Fiscal Year 2004 - USD$1,500,000) *51% / ( 30-Day Volume Weighted Average Price of the common stock of PACT beginning from the 15th trading day prior to the announcement of the 2004 Annual Financial Results to the 15th trading day after the announcement )

3.6.2.      MAXIMUM BONUS SHARES = 600,000 NEWLY ISSUED RESTRICTED PACT SHARES
            * The Number of Bonus Shares must not exceed 600,000 shares of the common stock of PACT

3.6.3. Upon the Company Shareholder being entitled to subscribe for the relevant number of Bonus Shares pursuant to the above formula and payment of the par value on each Bonus Share to PACT, the Purchaser shall procure PACT to issue the relevant number of Bonus Shares to the Company Shareholder within 30 days of the Announcement of the Annual Result.

3.7. PENALTY IN CASE OF SHORTFALL OF NET INCOME BELOW USD$1,500,000 FOR FISCAL YEAR 2004: In the event that COMPANY produces only a portion of the annual Net Income warranted by COMPANY SHAREHOLDER at the end of 2004, then COMPANY SHAREHOLDER shall return to PURCHASER the number of PACT shares equivalent to the dollar amount of the shortfall of the Net Income divided by US$5.00 (the original per share price of the PACT stock at the closing) .

3.9. IN CASE OF ANY STOCK SPLIT OR REVERSE STOCK SPLIT BY PACT, THE NUMBER OF PACT SHARES TO BE ISSUED, AWARDED, OR RETURNED WILL BE ADJUSTED ACCORDING TO THE STOCK SPLIT RATIO.



                                  4. CONDITIONS

4.1         This Agreement is conditional upon:

            4.1.9 the Purchaser being satisfied with the results of a legal and financial due diligence review to be conducted by it on the Company;

            4.1.10 if required, the relevant stock exchange, government and securities authority and regulator in the United States granting listing of the PACT Shares to be issued herein;

            4.1.11 if required, a resolution at a meeting of the Directors of PACT approving this Agreement, the purchase of the Sale Shares, creating and giving authority for the issue of the Consideration Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of association and Bylaws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

            4.1.12 if required, the shareholders of PACT at a meeting of shareholders approving this Agreement, the purchase of the Sale Shares, creating and giving authority for the issue of the Consideration Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of association and Bylaws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

            4.1.13 all amounts outstanding to the COMPANY SHAREHOLDER by the Company have been either repaid to the COMPANY or otherwise waived; and

4.2 If the conditions set out in Clause 4.1 shall not have been fulfilled, or as the case may be, waived by the Purchaser, on or before January 15, 2004or such later date as the parties may agree, this Agreement shall lapse and be of no further effect whereupon the Deposit Shares shall be returned to the Purchaser in accordance with Clause 3.3 and no party to this Agreement shall have any claim against or liability to the other party save in respect of any antecedent breaches of this Agreement, including any breaches of this Clause 4.

4.3 The COMPANY SHAREHOLDER and the Company undertakes to disclose in writing to the Purchaser anything which will or may prevent any of the conditions from being satisfied at or prior to Completion, as applicable, immediately upon the COMPANY SHAREHOLDER and/or the Company becoming aware of such a situation.

4.4 From the date of this Agreement until Completion, except for the transactions described herein or otherwise with the prior written consent of the Purchaser :

            (a) The COMPANY SHAREHOLDER warrants and undertakes that they will cause the Company to :

                      (i) conduct its business in the ordinary course and consistent with past practices;

                      (ii) use its best efforts to maintain in full force and effect the existence of the Company;

                      (iii) promptly and timely prepare and file any financial reports and franchise tax returns and pay all taxes and assessments, if any, required to maintain the existence of the Company;

                      (iv) keep records in which true and correct entries will be made of all material transactions by and with the Company;

                      (v) duly observe all material requirements of governmental authorities unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

                      (vi) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

                      (viii) at all times comply with the provisions of all contracts, agreements and leases to which the Company is a party, unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

                      (ix) to use best endeavors to procure that the employees of the Company at the date of this Agreement remain and continue as employees after completion;

            (b) The COMPANY SHAREHOLDER warrants and undertakes to cause the Company not to:

                      (i) modify its [Memorandum or Articles of Association] [Bylaws];

                      (ii)    cause or permit its liquidation or dissolution;

                      (iii) institute, or permit to be instituted against it, any proceeding, which remains undismissed for a period of [30] days after the filing thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee or other similar official for it or for any substantial part of its property;

                      (iv) make a general assignment for the benefit of its creditors;

                      (v) except as agreed in this Agreement, declare or pay any dividend or make any distribution to any of its shareholders;

                      (vi) issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of its capital stock (whether authorized but unissued or held in treasury);

                      (vii) effect any stock split, reclassification or combination;

                      (viii) modify its agreements and other obligations with respect to its long-term indebtedness, including but not limited to its loan agreements, indentures, mortgages, debentures, notes and security agreements;

4.5 Until Completion, the COMPANY SHAREHOLDER and the Company shall procure that the Purchaser, its agents and representatives are given reasonable access to such documents relating to the Company , as the Purchaser shall request.

4.6 The COMPANY SHAREHOLDER warrants, represents and undertakes that there shall have been no Material Adverse Change in the assets or the business, prospects, financial condition or results of operations of the Company .

4.7 The Purchaser shall be entitled to rescind this Agreement by notice in writing to the COMPANY SHAREHOLDER and the Company if prior to Completion it appears that any of the Warranties is not or was not true and accurate in all respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material non fulfillment of any of the Warranties which (being capable of remedy) is not remedied prior to Completion.

                                  5. COMPLETION

5.1 Subject to the terms of this Agreement, Completion shall take place pursuant to this clause at the offices of the Purchaser's Legal Counsel on the Completion Date.

5.2         Upon Completion the COMPANY SHAREHOLDER and the Company shall:

            (a) deliver to the Purchaser:

                      (i) duly completed and signed transfers of the Sale Shares by the registered holders thereof in favor of the Purchaser or as it may direct together with the relative bought/sold notes and share certificates;

                      (ii) duly completed, executed and validly issued share certificates of the Sale Shares in favor of the Purchaser or as it may direct;

                      (iii) certified true copies of the minutes of meetings of the Company's board of directors and shareholders approving the transfer, assignment and allotment of the Sale Shares to the Purchaser;

                      (v) certified true copies of the minutes of COMPANY's board of directors and shareholders approving this Agreement and all matters herein contemplated and the transfer and assignment of its Sale Shares to the Purchaser;



                 6. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1 The Company, the COMPANY SHAREHOLDER and the WARRANTOR jointly and severally, represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this clause shall continue to have full force and effect notwithstanding completion) that :

            6.1.1 each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including the Completion Date;

            6.1.2 the Company and the COMPANY SHAREHOLDER have and will have full power and authority to enter into and perform this Agreement and the Deed of Indemnity which constitute or when executed will constitute binding obligations on them in accordance with their respective terms;

            6.1.3 the Sale Shares will constitute 51 PER CENT. of the entire issued and allotted capital of the Company on a fully diluted basis;

            6.1.4 there have been no options, warrants, pledges, bonds or any instrument or agreement of the like whatsoever granted to any third party by any of the COMPANY SHAREHOLDER, the Company in favor of any third party in respect of any shares in the Company ;

            6.1.5 there is and at completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

            6.1.6 the COMPANY SHAREHOLDER will be entitled to transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser on the terms of this Agreement without the consent of any third party;

            6.1.7 the Company is duly incorporated and validly existing in its relevant jurisdiction of incorporation.

                                  7. INDEMNITY

7.1 The COMPANY SHAREHOLDER and the WARRANTOR will indemnify and will keep indemnified and save harmless the Purchaser (for itself and as trustee for the Company from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Warranties or covenants or the inaccuracy of any representation of the COMPANY SHAREHOLDER or the WARRANTOR contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the COMPANY SHAREHOLDER or the WARRANTOR in connection therewith including, but not limited to, any dimunition in the value of the assets of and any payment made or required to be made by the Purchaser or the Company or any Subsidiary and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this clause 9 shall be without prejudice to any other rights and remedies available to the Purchaser;

                                    8. COSTS

8.1 The Purchaser shall pay for all the due diligence costs including auditing and valuation appraisal costs, fairness opinion letter, legal costs, and expenses and other incidental costs and disbursements in relation to the negotiations leading up to the purchase of the Sale Shares and to the preparation, execution and carrying into effect of this Agreement.


                              9. COMPLETE AGREEMENT

            This Agreement represents the entire and complete agreement between the parties in relation to the subject matter hereof and supersedes any previous agreement whether written or oral in relation thereto. No variations to this Agreement shall be effective unless made or confirmed in writing and signed by all the parties hereto.


                                10. SEVERABILITY

            In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.


                                11. COUNTERPARTS

            This Agreement may be executed in counterparts with the same force and effect as if executed on a single document and all such counterparts shall constitute one and the same instrument.


                                   12. NOTICES

12.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered in person, forwarded by registered post or sent by overnight international couriers or facsimile transmission to the relevant party at its address, or fax number set out below (or such other address as the addressee has by five days prior written notice specified to the other parties) :

            To the Purchaser   :
            Tony Tong, Chairman & CEO
            PacificNet Strategic Investment Holdings Limited and PacificNet Inc. Room 3813, Hong Kong Plaza, 188 Connaught Road West, Hong Kong.
            Tel: +852-28762900
            Fax: +852-28590900

            To the COMPANY     :
            Attn:  Mr. Zhao Wanzong, Chairman
            Beijing Linkhead Technologies Ltd., Co.
            1601, 26 Building, 3 Block, Anzhenli, Chao Yang District, Beijing 100029.

            To the COMPANY SHAREHOLDER:
              Attn:  Mr. Hsu Keyu, Chairman
              EWINGS HOLDING GROUP INC
              Offshore Incorporations Limited, PO Box 3444, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, and

              Attn:  Mr. Lin Bin, Chairman
              GREAT MIND CONSULTANTS LIMITED
              Offshore Incorporations Limited, PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands

              Attn:  Mr. Zhao Wanzong, Chairman
              BEIJING XIN DA BEI TECHNOLOGIES, LTD
              4th floor, JingXin Building Annex, 2A Dong San Huan North Rd., Beijing, China, 100027

            To the WARRANTOR   :
            Mr. Lin Bin
            1601, 26 Building, 3 Block, Anzhenli, Chao Yang District, Beijing 100029.

                       13. GOVERNING LAW AND JURISDICTION

            The parties hereby agree that the Purchase Agreement and all questions relating to their validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of the Purchase Agreement and this Supplement may be brought or otherwise commenced in any state or federal court located either in Delaware, Minnesota or Hong Kong.


            IN WITNESS WHEREOF, each of the Purchaser, the Company, the Company Shareholder, and the WARRANTOR has duly executed, or has caused to be duly executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.

THE PURCHASER: PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED AND PACIFICNET INC.


                      By: /s/ Victor Tong
                          ------------------------------------
                          Name: Victor Tong
                          Title: Executive Officer


THE COMPANY:  BEIJING LINKHEAD TECHNOLOGIES LTD, CO.


                      By: /s/  Zhao Wanzong
                          -----------------------
                          Name: Zhao Wanzong
                          Title: Chairman


THE COMPANY SHAREHOLDER:
                      By: /s/  Mr. Hsu Keyu,
                          ------------------------------------
                           Name: Hsu Keyu
                           Title: Chairman
                           EWINGS HOLDING GROUP INC

                      By: /s/  Mr. Lin Bin,
                          ------------------------------------
                          Name: Lin Bin
                          Title: Chairman
                          GREAT MIND CONSULTANTS LIMITED

                      By: /s/  Mr. Zhao Wanzong,
                          ------------------------------------
                          Name: Zhao Wanzong
                          Title: Chairman
                          BEIJING XIN DA BEI TECHNOLOGIES, LTD


THE WARRANTOR:

                      By: /s/  LIN BIN
                          ------------------------------------
                          Name: LIN BIN
                          Title: CEO
                          BEIJING LINKHEAD TECHNOLOGIES LTD, CO.

        SCHEDULE 1

        PART I
        THE COMPANY, COMPANY SHAREHOLDER, AND SHARES

Company Name:  Beijing Linkhead Limited

NAME OF SHAREHOLDER (1)                   (2)   NUMBER OF SHARES HELD BY THE SHAREHOLDER
--------------------                            ----------------------------------------
EWINGS HOLDING GROUP INC                  25.5%
GREAT MIND CONSULTANTS LIMITED            33%
BEIJING XIN DA BEI TECHNOLOGIES, LTD      41.5%




        PART II
        THE COMPANY SHAREHOLDER AND SHARES

Company Name:  EWINGS HOLDING GROUP INC
NAME OF SHAREHOLDER (1)              (2)   NUMBER OF SHARES HELD BY THE SHAREHOLDER
--------------------                       ----------------------------------------
HSU KEYU                             100%

Company Name:  GREAT MIND CONSULTANTS LIMITED
NAME OF SHAREHOLDER (1)              (2)   NUMBER OF SHARES HELD BY THE SHAREHOLDER
--------------------                       ----------------------------------------
LIN BIN                              100%

Company Name:  BEIJING XIN DA BEI TECHNOLOGIES, LTD
NAME OF SHAREHOLDER (1)              (2)   NUMBER OF SHARES HELD BY THE SHAREHOLDER
--------------------                       ----------------------------------------
ZHAO WANZONG                         100%


        SCHEDULE 2

        PART I
        THE COMPANY


NAME                            :    Beijing Linkhead Technologies Ltd., Co.

INCORPORATED IN                 :    People's Republic of China

AUTHORIZED SHARE CAPITAL        :    1,200,000 US DOLLARS

NO. ISSUED SHARES               :    120,000,000 SHARES
NOMINAL SHARE VALUE             :    US$0.01
ISSUED SHARE CAPITAL            :    US$1,200,000

REGISTERED OFFICE               :    1-1304 WAN LIU YANG CHUN GUANG HUA JIA YUAN
                                     HAI DIAN DISTRICT, BEIJING, 100029

BENEFICIAL SHAREHOLDERS         :
                                     EWINGS HOLDING GROUP INC
                                     GREAT MIND CONSULTANTS LIMITED
                                     BEIJING XIN DA BEI TECHNOLOGIES, LTD


REGISTERED SHAREHOLDERS         :
                                     EWINGS HOLDING GROUP INC
                                     GREAT MIND CONSULTANTS LIMITED
                                     BEIJING XIN DA BEI TECHNOLOGIES, LTD

DIRECTORS                       :    ,
                                     Mr. Zhao Wanzong,
                                     Mr. Lin Bin,
                                     Mr. Alan Lu
                                     Mr. Dai Zhonglin
                                     Mr. Hsu Keyu

SECRETARY                       :    Mr. Lin Bin